EXHIBIT 99.1

Two River Bancorp Announces Resignation of Chairman and Appointment of New Chairman and Lead Independent Directors

TINTON FALLS, N.J., Oct. 17, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank”), today announced that Frank J. Patock, Jr., chairman of the Company's board of directors, has resigned as chairman of the board of the Company and the Bank for personal reasons. He will remain on the board of directors of both companies. Mr. Patock had served as chairman since 2011. In connection with Mr. Patock's resignation as chairman, William D. Moss, the Company’s President and Chief Executive Officer, has been appointed to serve as chairman of the board of the Company and the Bank, and co-vice chairmen of the board John J. Perri, Jr. and James M. Bollerman have been appointed to also serve as co-lead independent directors of the Company.

In a joint statement, Messrs. Perri and Bollerman said, "On behalf of the entire board, we want to express our gratitude to Jay Patock for his service to the Company and the Bank. With passion, wisdom and dedication, Jay led by example as chairman of the board. The board is also pleased that Mr. Moss has agreed to become the new chairman.  We believe he is most knowledgeable about the Company’s business and corporate strategy and is in the best position to lead the board of directors. The board has also established the independent lead director position in order to assure effective independent oversight, and we are excited to be able to jointly fill that role."

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiver.bank.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Assistant Vice President, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com